Exihibit 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces Fourth Quarter and Year End 2005 Results

Santa Barbara, CA (February 16, 2006) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported unaudited results for its fourth quarter and year ended December 31, 2005 (all figures are in U.S. dollars).

724 Solutions’ total revenue in the fourth quarter was $3.4 million, compared to $4.5 million in the previous quarter and $5.5 million in the fourth quarter of the previous year.

The net loss for the fourth quarter of 2005, computed using United States generally accepted accounting principles (“GAAP”), was $2.6 million, or $0.44 per share, compared to a loss of $1.5 million or $0.24 per share in the previous quarter and a loss of $308,000 or $0.05 per share in the fourth quarter of 2004.  The Company’s total GAAP cost of revenue and operating expenses were $5.9 million in the fourth quarter, compared to $5.8 million in the previous quarter, and $5.6 million in the same period a year ago.

Non-GAAP net loss for the fourth quarter was $1.8 million, or $0.31 per share, compared to $812,000, or $0.13 per share, in the previous quarter and a non-GAAP net income of  $48,000, or $0.01 per share, in the fourth quarter of the previous year.  The Company’s total non-GAAP cost of revenue and operating expenses were $5.2 million in the fourth quarter compared to $5.3 million in the previous quarter, and $5.5 million in the same period a year ago.  A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided in a table immediately following the Summary of Operations.

For the year ended December 31, 2005, revenue was $18.3 million, compared to $15.1 million for the previous year.  The net loss under GAAP was $6.1 million or $1.01 per share, compared to $8.0 million or $1.34 per share for the year ended December 31, 2004.   Non-GAAP net loss was $3.3 million or $0.55 per share, compared to $5.6 million or $0.93 per share in the previous year.

“In the fourth quarter we were successful in deploying capacity increases at existing customers and in signing our second contract with Swisscom Mobile, but these successes were not sufficient to replace the revenue that we lost as a result of the termination of the HP subcontract,” said John Sims, Chief Executive Officer, 724 Solutions.

The Company will be providing no specific revenue guidance for the first quarter of 2006. Total GAAP costs are expected to be in the range of $5.9 million to $6.2 million in the first quarter of 2006.  The Company said that it expects total non-GAAP cost of revenue and operating expenses to be in the range of $5.3 million to $5.6 million in the first quarter of 2006.  The differences between these two sets of numbers reflect projected depreciation of $150,000, projected stock-based compensation expenses of $240,000, and projected net interest expense of $200,000.

“As we look forward to 2006, we expect that our growth opportunities will come from MVNO/MVNEs, the emerging opportunity for content filtering capabilities and the desire on the part of mobile operators to simplify their network by eliminating infrastructure that is focused around a single service. In the longer run, we will continue to promote our offerings, like the recently announced Golden Gate and Thulean, that enable our Unwired Lifestyle™ vision of how service providers will deploy IP-based services in the converged world,” added Sims.

Conference Call Information
The Company will host a conference call to discuss the results on February 16, 2006 at 5:00 p.m. (ET). The conference call will be available over the Internet through the company’s web site at www.724.com or by telephone at +1-415-908-6295.   A replay will be available for 30 days following the conference call and can be accessed by dialing 800-558-5253 or +1-416-626-4100 reservation number 21281447.

Non-GAAP Income (Loss) and Total Non-GAAP Operating Expenses
The non-GAAP income (loss) used by 724 Solutions excludes depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments, non-recurring transition charges (direct costs of terminated employees on a defined transition plan) and foreign exchange gains and losses.  Non-GAAP operating expenses are GAAP expenses less depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments, non-recurring transition charges (direct costs of terminated employees on a defined transition plan) and foreign exchange gains and losses.  The reduction in the market value of 724 Solutions and the significant changes undertaken by 724 Solutions over the past three years including the substantial reduction in personnel and the closing of offices, have resulted in restructuring charges, the write-down of goodwill and significant changes in other GAAP expenses such as depreciation, stock-based compensation, amortization of intangibles and interest income (expense).

Management believes these non-GAAP metrics provide a meaningful measure of the Company’s results to its investors by excluding items that are significantly different than those we experienced in historic periods as our historic costs are not indicative of our restructured cost structure and our expected costs on a forward looking basis or are not otherwise reflective of the Company’s operational performance.   Management believes these measures provide relevant and useful information to investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of 724 Solutions.  While management believes the non-GAAP measures allow investors to better compare 724 Solutions’ results in different periods, the non-GAAP measures may not be comparable to non-GAAP measures of other companies.

There are material limitations to using these non-GAAP measures, including the difficulty associated with comparing these performance measures, as we calculate them, to performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges and non recurring and acquisition charges.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services.  The company’s solutions enable the Unwired Lifestyle TM, 724’s vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will lose business to competitors with greater resources, and other risks described in 724 Solutions’ Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

724 Solutions Inc.
Consolidated Balance Sheets
(in thousands of U.S. dollars)

December 31, 2005 and 2004

	2005	2004

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,272	$5,417
Short-term investments	4,009	8,005
Restricted cash	219	210
Accounts receivable - trade, net of allowance of $19 (December 31, 2004 - $18)	2,471	2,831
Prepaid expenses and other receivables	522	583

Total current assets	12,493	17,046
Deferred charges	167	286
Fixed assets, net of accumulated amortization of $13,884 (December 31, 2004 - $13,732)	836	1,135

Total assets	$13,496	$18,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$358	$613
Accrued liabilities	1,622	2,101
Interest payable to related parties	108	103
Deferred revenue	289	173

Total current liabilities	2,377	2,990
Long-term liabilities	—	92
Convertible notes payable to related parties	7,969	7,947
Long-term interest payable to related parties	768	343

Total liabilities	11,114	11,372
Shareholders’ equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
6,039,444 common shares (December 31, 2004 - 5,989,300)	764,859	764,530
Additional paid-in capital	1,312	279
Accumulated deficit	(763,996)	(757,921)
Accumulated other comprehensive income	207	207

Total shareholders’ equity	2,382	7,095
Contingent liabilities *

Total liabilities and shareholders’ equity	$13,496	$18,467

* See note 11 to our consolidated financial statements set forth in our 2004 annual report

724 Solutions Inc. - Summary of Operations (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Twelve months ended

	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Revenue:
Product	$1,461	$1,295	$3,140	$7,445	$8,844
Services	1,922	3,166	2,380	10,820	6,228

Total revenue	3,383	4,461	5,520	18,265	15,072
Cost of revenue *	1,696	1,814	2,070	7,458	6,640

Gross margin	1,687	2,647	3,450	10,807	8,432
Operating expenses:
Research and development *	1,834	1,768	1,339	6,982	6,271
Sales and marketing *	915	930	1,316	4,036	4,985
General and administrative *	957	748	690	3,362	3,074
Depreciation	125	150	166	597	595
Stock-based compensation
Cost of revenue	12	19	6	53	15
Research and development	25	43	17	122	40
Sales and marketing	24	53	14	136	34
General and administrative	270	233	26	720	63
Restructuring charges	—	—	(26)	—	993

Total operating expenses	4,162	3,944	3,548	16,008	16,070

Loss from operations	(2,475)	(1,297)	(98)	(5,201)	(7,638)
Interest income (expense)	(171)	(172)	(210)	(709)	(396)
Loss on settlement of liability	—	—	—	(165)	—

Net loss for the period	$(2,646)	$(1,469)	$(308)	$(6,075)	$(8,034)

Basic and diluted net loss per share	$(0.44)	$(0.24)	$(0.05)	$(1.01)	$(1.34)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	6,039	6,036	5,985	6,034	5,984

Total cost of revenue and operating expenses	$5,858	$5,758	$5,618	$23,466	$22,710

724 Solutions Inc. - Summary of Non-GAAP Adjustments (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Twelve months ended

	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

GAAP net loss for the period	$(2,646)	$(1,469)	$(308)	$(6,075)	$(8,034)
Depreciation	125	150	166	597	595
Stock- based compensation	331	348	63	1,031	152
Interest expense (income)	171	172	210	709	396
Loss on settlement of liability	—	—	—	165	—
Restructuring charges	—	—	(26)	—	993
Non-recurring transition charges**	—	—	—	—	307
Foreign exchange losses (gains)	173	(13)	(57)	257	—

Non-GAAP net income (loss) for the period	$(1,846)	$(812)	$48	$(3,316)	$(5,591)

Non-GAAP net income (loss) per share	$(0.31)	$(0.13)	$0.01	$(0.55)	$(0.93)

** Non-recurring transition charges include direct costs related to terminated employees

* Non-GAAP operating expenses
Cost of revenue	$1,696	$1,814	$2,070	$7,458	$6,640
Research and development	1,834	1,768	1,339	6,982	6,117
Sales and marketing	915	930	1,316	4,036	4,900
General and administrative	784	761	747	3,105	3,006

Total non-GAAP operating expenses	5,229	5,273	5,472	21,581	20,663

724 Solutions Inc. - GAAP to non-GAAP Reconciliation (unaudited)
(In thousands of U.S. dollars)

	Three months ended			Twelve months ended

	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

GAAP cost of revenue	$1,696	$1,814	$2,070	$7,458	$6,640
Total reconciling items	—	—	—	—	—

Non-GAAP cost of revenue	1,696	1,814	2,070	7,458	6,640
GAAP research and development	1,834	1,768	1,339	6,982	6,271
Transition costs	—	—	—	—	(154)

Non-GAAP research and development	1,834	1,768	1,339	6,982	6,117
GAAP sales and marketing	915	930	1,316	4,036	4,985
Transition costs	—	—	—	—	(85)

Non-GAAP sales and marketing	915	930	1,316	4,036	4,900
GAAP general and administrative	$957	$748	$690	3,362	3,074
Transition costs	—	—	—	—	(68)
Foreign exchange gains (losses)	(173)	13	57	(257)	—

Non-GAAP general and administrative	784	761	747	3,105	3,006

724 Solutions Inc. - Cash Reconciliation (unaudited)
(In thousands of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
At December 31, 2005	$9,500
At September 30, 2005	10,096

Total cash flow in quarter ended December 31, 2005	(596)